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                                                                    EXHIBIT 24.2

                               POWER OF ATTORNEY

    Each person whose signature appears below constitutes and appoints
Thomas J. Kuhn and Deirdre Stanley, or either one of them, with full power to act without the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments, including post-effective amendments to this registration statement and any registration statement relating to the same offering as this registration statement that is to be effective upon filing pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                                                    /s/ MICHAEL SILECK

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                                                      Michael Sileck

                                                      /s/ JACK RUBIN

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                                                        Jack Rubin